Exhibit 99.1

SHATSWELL, MacLEOD & COMPANY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
LyndonBank
Lyndonville, Vermont

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of LyndonBank as of December 31, 2006 and 2005, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Bank's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LyndonBank as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Shatswell, MacLeod & Company, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 26, 2007

LYNDONBANK

BALANCE SHEETS

December 31, 2006 and 2005

ASSETS	2006	2005
Cash and due from banks	$4,952,896	$4,711,734
Interest-bearing demand deposits with other banks	162,122	132,169
Federal Home Loan Bank overnight deposit	1,237	1,181
Federal funds sold		3,450,000
Total cash and cash equivalents	5,116,255	8,295,084
Interest-bearing time deposit with other bank	100,000	100,000
Investments in available-for-sale securities (at fair value)	33,941,908	36,981,796
Federal Home Loan Bank stock, at cost	870,200	857,100
Loans held-for-sale		320,000
Loans, net	109,461,794	91,272,358
Premises and equipment	5,306,888	4,140,835
Accrued interest receivable	766,848	664,858
Deferred tax asset, net	605,047	544,863
Bank owned life insurance	3,431,821	3,312,865
Other assets	272,200	619,695
Total assets	$159,872,961	$147,109,454

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$19,816,688	$19,956,784
Interest-bearing	101,885,766	99,480,010
Total deposits	121,702,454	119,436,794
Securities sold under agreements to repurchase	5,033,267	5,012,156
Federal Home Loan Bank advances	17,200,000	7,830,000
Capital lease obligations	970,643	477,273
Other liabilities	635,196	443,035
Total liabilities	145,541,560	133,199,258
Shareholders' equity:
Common stock, par value $.50 per share; authorized 3,000,000 shares;
issued, 1,306,800 shares in 2006 and 1,306,800 shares in 2005;
outstanding, 1,058,131.60 shares in 2006 and 1,057,081.60 shares in 2005	653,400	653,400
Paid-in capital	2,138,439	2,129,093
Retained earnings	14,168,462	13,983,540
Treasury stock, at cost, 248,668.40 shares in 2006 and 249,718.40
shares in 2005	(2,259,270)	(2,268,815)
Accumulated other comprehensive loss	(369,630)	(587,022)
Total shareholders' equity	14,331,401	13,910,196
Total liabilities and shareholders' equity	$159,872,961	$147,109,454

The accompanying notes are an integral part of these financial statements.

LYNDONBANK

STATEMENTS OF INCOME

Years Ended December 31, 2006 and 2005

	2006	2005
Interest and dividend income:
Interest and fees on loans	$7,355,319	$6,559,050
Interest and dividends on securities:
Taxable	963,564	1,027,428
Tax-exempt	571,492	463,834
Interest on federal funds sold	55,450	72,364
Other interest	52,910	42,513
Total interest and dividend income	8,998,735	8,165,189
Interest expense:
Interest on deposits	2,574,733	1,735,228
Interest on Federal Home Loan Bank advances	256,814	334,075
Interest on securities sold under agreements to repurchase	228,349	178,071
Interest on capital lease obligations	56,949	17,273
Interest on other borrowed funds	77,359	3,632
Total interest expense	3,194,204	2,268,279
Net interest and dividend income	5,804,531	5,896,910
Noninterest income:
Service charges on deposit accounts	562,353	598,326
Loss on sales of available-for-sale securities, net		(72,939)
Gain on sales of loans, net	11,040	66,729
Other service charges and fees	205,984	191,830
Increase in cash surrender value of bank owned life insurance	118,956	115,133
Other income	157,437	177,527
Total noninterest income	1,055,770	1,076,606
Noninterest expense:
Salaries and employee benefits	3,157,769	2,833,622
Occupancy expense	475,837	402,103
Equipment expense	586,842	607,716
Advertising expense	133,393	119,654
Professional fees	161,082	172,629
Other expense	1,233,943	1,096,301
Total noninterest expense	5,748,866	5,232,025
Income before income tax expense	1,111,435	1,741,491
Income tax expense	112,000	369,300
Net income	$999,435	$1,372,191

Net income per share of common stock	$.95	$1.30
Average shares outstanding	1,057,591	1,056,840

The accompanying notes are an integral part of these financial statements.

LYNDONBANK

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

Years Ended December 31, 2006 and 2005

					Accumulated
					Other
	Common	Paid-in	Retained	Treasury	Comprehensive
	Stock	Capital	Earnings	Stock	Loss	Total
Balance, December 31, 2004	$653,400	$2,114,689	$13,266,705	$(2,277,142)	$(301,732)	$13,455,920
Comprehensive income:
Net income			1,372,191
Net change in unrealized holding loss
on available-for-sale securities, net
of tax effect					(285,290)
Comprehensive income						1,086,901
Purchase of 390 shares of treasury stock				(6,825)		(6,825)
Sale of 1,670 shares of treasury stock		14,404		15,152		29,556
Dividends declared ($.62 per share)			(655,356)			(655,356)
Balance, December 31, 2005	653,400	2,129,093	13,983,540	(2,268,815)	(587,022)	13,910,196
Comprehensive income:
Net income			999,435
Net change in unrealized holding loss
on available-for-sale securities, net
of tax effect					217,392
Comprehensive income						1,216,827
Sale of 1,050 shares of treasury stock		9,346		9,545		18,891
Dividends declared ($.77 per share)			(814,513)			(814,513)
Balance, December 31, 2006	$653,400	$2,138,439	$14,168,462	$(2,259,270)	$(369,630)	$14,331,401

Reclassification disclosure for the years ended December 31:

	2006	2005
Net unrealized holding gains (losses) on available-for-sale securities	$329,381	$(505,196)
Reclassification adjustment for losses realized in income	0	72,939
Other comprehensive income (loss) before income tax effect	329,381	(432,257)
Income tax (expense) benefit	(111,989)	146,967
Other comprehensive income (loss), net of tax	$217,392	$(285,290)

Accumulated other comprehensive loss as of December 31, 2006 and 2005 consists of net unrealized holding losses on available-for-sale securities, net of taxes.

The accompanying notes are an integral part of these financial statements.

LYNDONBANK

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$999,435	$1,372,191
Adjustments to reconcile net income to net cash provided
by operating activities:
Amortization of securities, net of accretion	48,640	19,571
Loss on sales of available-for-sale securities, net		72,939
Change in deferred loan origination fees, net	8,469	(8,024)
Amortization of premium/discount on purchased loans, net	5,679	2,839
Decrease (increase) in loans held-for-sale	320,000	(189,000)
Net loss on sales of other real estate owned		357
Depreciation and amortization	403,652	454,254
Loss on disposal and sale of equipment	17,068	2,888
Deferred tax (benefit) expense	(172,173)	97,823
Decrease (increase) in taxes receivable	124,173	(143,557)
Increase in accrued interest receivable	(101,990)	(148,054)
Decrease (increase) in prepaid expenses	22,556	(73,772)
Decrease (increase) in other assets	255,619	(4,107)
Increase in cash surrender value of bank owned life insurance	(118,956)	(115,133)
Increase (decrease) in accrued expenses	20,405	(5,626)
Increase in accrued interest payable	42,097	21
Increase in other liabilities	22,531	1,681
Decrease in income taxes payable		(129,966)
Net cash provided by operating activities	1,897,205	1,207,325

Cash flows from investing activities:
Proceeds from maturities and calls of available-for-sale securities	3,288,118	5,777,752
Purchases of available-for-sale securities		(8,882,925)
Proceeds from sales of available-for-sale securities		3,586,126
Purchases of Federal Home Loan Bank stock	(137,300)
Proceeds from sale of Federal Home Loan Bank stock	124,200
Loan originations and principal collections, net	(15,238,941)	7,336,656
Loans purchased	(2,975,719)	(62,000)
Recoveries of loans previously charged off	11,076	3,623
Proceeds from sales of fixed assets	850
Capital expenditures - premises and equipment	(1,022,595)	(419,205)
Disposal of equipment		20,526
Proceeds from sales of other real estate owned		35,000

Net cash (used in) provided by investing activities	(15,950,311)	7,395,553

LYNDONBANK

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005
(continued)

	2006	2005
Cash flows from financing activities:
Net decrease in demand deposits, savings, HIFI and NOW accounts	(6,326,396)	(4,887,186)
Net increase in time deposits	8,592,056	1,800,849
Payments on Federal Home Loan Bank advances	(3,830,000)	(4,830,000)
Proceeds from Federal Home Loan Bank advances	8,000,000
Net change in short term Federal Home Loan Bank advances	5,200,000
Net increase (decrease) in securities sold under agreements to repurchase	21,111	(39,502)
Payments on capital lease obligations	(18,794)	(2,727)
Sale of treasury stock	18,891	29,556
Purchase of treasury stock		(6,825)
Dividends paid	(782,591)	(623,440)

Net cash provided by (used in) financing activities	10,874,277	(8,559,275)

Net (decrease) increase in cash and cash equivalents	(3,178,829)	43,603
Cash and cash equivalents, beginning of year	8,295,084	8,251,481
Cash and cash equivalents, end of year	$5,116,255	$8,295,084

Supplemental disclosures:
Interest paid	$3,152,107	$2,250,985
Income taxes paid	160,000	545,000
Noncash investing activity:
The Bank recorded a capital lease asset and obligation in connection
with the lease of a building	580,000	480,000
Principal payments on investment securities recorded as receivables in
other assets	32,511

The accompanying notes are an integral part of these financial statements.

LYNDONBANK

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

NOTE 1 - NATURE OF OPERATIONS

LyndonBank (Bank), formerly known as Lyndonville Savings Bank & Trust Company, is a state chartered bank, which was incorporated in 1922 and is headquartered in Lyndonville, Vermont.  The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential and commercial real estate loans, and in consumer and small business loans.

NOTE 2 - ACCOUNTING POLICIES

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry.  The financial statements of the Bank were prepared using the accrual basis of accounting.  The significant accounting policies of the Bank are summarized below to assist the reader in better understanding the financial statements and other data contained herein.

    USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS:

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, due from banks, interest-bearing demand deposits with other banks, Federal Home Loan Bank overnight deposit and federal funds sold.

SECURITIES:

Investments in debt securities are adjusted for amortization of premiums and accretion of discounts so as to approximate the interest method.  Gains or losses on sales of investment securities are computed on a specific identification basis.

The Bank classifies debt and equity securities into one of three categories:  held-to-maturity, available-for-sale, or trading.  These security classifications may be modified after acquisition only under certain specified conditions.  In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity.  Trading securities are defined as those bought and held principally for the purpose of selling them in the near term.  All other securities must be classified as available-for-sale.

--
Held-to-maturity securities are measured at amortized cost in the balance sheets.  Unrealized holding gains and losses are not included in earnings or in a separate component of capital.  They are merely disclosed in the notes to the financial statements.

--
Available-for-sale securities are carried at fair value on the balance sheets.  Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

--	Trading securities are carried at fair value on the balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

LOANS HELD-FOR-SALE:

Loans held-for-sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate.  Net unrealized losses are provided for in a valuation allowance by charges to operations.

Interest income on loans held-for-sale is accrued currently and classified as interest on loans.

LOANS:

Loans receivable that management has the intent and ability to hold until maturity or payoff are reported at their outstanding principal balances adjusted for amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Interest on loans is recognized on a simple interest basis.

Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan's yield.  The Bank is amortizing these amounts over the contractual life of the related loans.

Residential real estate loans are generally placed on nonaccrual when reaching 90 days past due or in the process of foreclosure.  All closed-end consumer loans 90 days or more past due and any equity line in the process of foreclosure are placed on nonaccrual status.  Secured consumer loans are written down to realizable value and unsecured consumer loans are charged-off upon reaching 120 or 180 days past due depending on the type of loan.  Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on nonaccrual status, unless secured by sufficient cash or other assets immediately convertible to cash.  When a loan has been placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest on loans.  A loan can be returned to accrual status when collectibility of principal is reasonably assured and the loan has performed for a period of time, generally six months.

Cash receipts of interest income on impaired loans are credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan.  Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible.  When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate.  Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

ALLOWANCE FOR LOAN LOSSES:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

PREMISES AND EQUIPMENT:

Premises and equipment are stated at cost, less accumulated depreciation and amortization.  Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense.  Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Statement of Financial Accounting Standards (SFAS) No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring."  These properties are carried at the lower of cost or estimated fair value less estimated costs to sell.  Any writedown from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for loan losses.  Expenses incurred in connection with maintaining these assets, subsequent writedowns and gains or losses recognized upon sale are included in other expense.

In accordance with SFAS No. 114 “Accounting by Creditors for Impairment of a Loan,” the Bank classifies loans as in-substance repossessed or foreclosed if the Bank receives physical possession of the debtor’s assets regardless of whether formal foreclosure proceedings take place.

ADVERTISING:

The Bank directly expenses costs associated with advertising as they are incurred.

INCOME TAXES:

The Bank recognizes income taxes under the asset and liability method.  Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

FAIR VALUES OF FINANCIAL INSTRUMENTS:

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Bank disclose estimated fair values for its financial instruments.  Fair value methods and assumptions used by the Bank in estimating its fair value disclosures are as follows:

Cash and cash equivalents:  The carrying amounts reported in the balance sheets for cash and cash equivalents approximate those assets' fair values.

Securities:  Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices, where available.  If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.  The carrying amount of Federal Home Loan Bank stock approximates fair value based on the redemption provision of the Federal Home Loan Bank.

Loans held-for-sale:  Fair values of loans held-for-sale are based on commitments on hand from investors or prevailing market prices.

Loans receivable:  For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  The fair values for other loans are estimated by discounting the future cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued interest receivable:  The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities:  The fair values disclosed for demand deposits, regular savings, NOW accounts, and money market accounts are equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Securities sold under agreements to repurchase:  The carrying amount of securities sold under agreements to repurchase approximates its fair value.

Federal Home Loan Bank advances:  Fair values for Federal Home Loan Bank advances are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities on Federal Home Loan Bank advances.

Off-balance sheet instruments:  The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates.  The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

EARNINGS PER SHARE:

Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.  Diluted EPS is not presented because there were no common stock equivalents in the years ended December 31, 2006 and 2005.

RECENT ACCOUNTING PRONOUNCEMENTS:

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Instruments" (SFAS 155), which permits, but does not require, fair value accounting for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation in accordance with SFAS No. 133.  The statement also subjects beneficial interests issued by securitization vehicles to the requirements of SFAS No. 133.  The statement is effective as of January 1, 2007.  The adoption of SFAS 155 is not expected to have a material impact on the Bank’s financial condition and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (SFAS 156).  SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations.  Additionally, the servicing asset or servicing a liability shall be initially measured at fair value; however, an entity may elect the “amortization method” or “fair value method” for subsequent balance sheet reporting periods.  SFAS 156 is effective as of an entity’s first fiscal year beginning after September 15, 2006.  Early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year.  The Bank does not expect the adoption of this statement to have a material impact on its financial condition, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP) and enhances disclosures about fair value measurements.  SFAS 157 retains the exchange price notion and clarifies that the exchange price is the price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date.  SFAS 157 is effective for the Bank’s financial statements for the year beginning on January 1, 2008, with earlier adoption permitted.  The Bank does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

NOTE 3 - INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES

Debt and equity securities have been classified in the balance sheets according to management's intent.  The amortized cost of securities and their approximate fair values are as follows as of December 31:

	Amortized	Gross	Gross
	Cost	Unrealized	Unrealized	Fair
	Basis	Gains	Losses	Value
December 31, 2006:
Debt securities issued by states of the United States
and political subdivisions of the states	$13,421,999	$168,292	$26,855	$13,563,436
Mortgage-backed securities	15,698,263		395,311	15,302,952
Debt securities issued by U.S. Government
corporations and agencies	2,996,692		92,501	2,904,191
Preferred stock	2,385,000	2,057	215,728	2,171,329
	$34,501,954	$170,349	$730,395	$33,941,908

December 31, 2005:
Debt securities issued by states of the United States
and political subdivisions of the states	$13,433,778	$198,510	$46,627	$13,585,661
Mortgage-backed securities	19,055,793		521,832	18,533,961
Debt securities issued by U.S. Government
corporations and agencies	2,996,192		131,613	2,864,579
Preferred stock	2,385,460		387,865	1,997,595
	$37,871,223	$198,510	$1,087,937	$36,981,796

The scheduled maturities of debt securities were as follows as of December 31, 2006:

Fair
Value
Due after one through five years	$974,786
Due after five through ten years	4,417,774
Due in more than ten years	11,075,067
Mortgage-backed securities	15,302,952
$31,770,579

During 2006, there were no sales of securities.  During 2005, proceeds from sales of available-for-sale securities amounted to $3,586,126.  Gross realized losses on those sales amounted to $72,939.

Securities with a carrying value of $8,085,998 and $8,406,381 as of December 31, 2006 and 2005, respectively, were pledged to secure treasury, tax and loan deposits and securities sold under agreements to repurchase.

The amortized cost basis and fair value of securities of issuers which exceeded 10% of shareholders’ equity were as follows as of December 31, 2006:

	Amortized
	Cost	Fair
Issuer	Basis	Value
Federal National Mortgage Association Preferred Stock	$2,385,000	$2,171,329

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized-loss position for less than twelve months and for twelve months or more, and are not other than temporarily impaired, are as follows as of December 31, 2006:

	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Debt securities issued by states of the United
States and political subdivisions of the
states	$2,419,400	$6,579	$2,011,814	$20,276	$4,431,214	$26,855
Mortgage-backed securities			15,302,952	395,311	15,302,952	395,311
Debt securities issued by U.S. Government
corporations and agencies			2,904,191	92,501	2,904,191	92,501
Preferred stock			1,169,272	215,728	1,169,272	215,728
Total temporarily impaired securities	$2,419,400	$6,579	$21,388,229	$723,816	$23,807,629	$730,395

The Bank’s portfolio is structured to provide a competitive yield while minimizing the interest rate risk inherent in investment activity.  For this reason, the majority of the Bank’s investment portfolio is invested in mortgage-backed securities sponsored by government agencies.  As a result, the Bank must often give up maximum yield to maintain a balanced interest rate position.  A portion of the Bank’s portfolio is invested in Government Agency preferred stocks that provide both diversity in the portfolio and a preferred dividend rate based on one of several well-known and utilized indexes.  At the time of this report, the yield on these indexes is considered low in the marketplace resulting in a market value below that of cost.  It is anticipated that the value of these securities will increase and steadily approach their par value.  Bank management anticipates that the unrealized losses that currently exist will be dramatically reduced going forward.  As management has the ability to hold securities for the foreseeable future, no declines are deemed to be other than temporary.

NOTE 4 - LOANS

Loans consisted of the following as of December 31:

	2006	2005
Agricultural real estate	$7,027,993	$6,344,322
Commercial real estate	31,355,724	21,832,714
Residential real estate	46,367,709	37,315,107
Agricultural	2,658,222	4,044,653
Commercial	20,848,265	19,754,362
Consumer	2,336,810	3,141,390
	110,594,723	92,432,548
Net discount on purchased loans	(14,297)	(8,618)
Net deferred loan origination costs	696	9,165
Allowance for loan losses	(1,119,328)	(1,160,737)
Net loans	$109,461,794	$91,272,358

Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during 2006.  Total loans to such persons and their companies amounted to $2,057,469 as of December 31, 2006.  During 2006, principal payments totaled $343,207 and advances amounted to $2,036,519.  Such principal payments and advances do not include short term advances and repayments under "sweep loan" lines of credit.  The aggregate maximum amounts outstanding in 2006 on these lines of credit were $1,191,736 and the amount outstanding as of December 31, 2006 was $62,349.

Changes in the allowance for loan losses were as follows for the years ended December 31:

	2006	2005
Balance at beginning of period	$1,160,737	$1,191,492
Loans charged off	(52,485)	(34,378)
Recoveries on loans previously charged off	11,076	3,623
Balance at end of period	$1,119,328	$1,160,737

The following table sets forth information regarding nonaccrual loans and accruing loans 90 days or more overdue as of December 31:

	2006	2005
Total nonaccrual loans	$379,625	$256,427

Accruing loans which are 90 days or more overdue	$97,363	$0

Information about loans that meet the definition of an impaired loan in SFAS No. 114 is as follows as of December 31:

	2006		2005
	Recorded	Related	Recorded	Related
	Investment	Allowance	Investment	Allowance
	In Impaired	For Credit	In Impaired	For Credit
	Loans	Losses	Loans	Losses
Loans for which there is a related allowance for credit losses	$352,784	$63,615	$256,427	$43,500

Loans for which there is no related allowance for credit losses	0		0

Totals	$352,784	$63,615	$256,427	$43,500

Average recorded investment in impaired loans during the
year ended December 31	$282,139		$85,354

Related amount of interest income recognized during the time, in the year ended December 31 that the loans were impaired

Total recognized	$0		$2,594
Amount recognized using a cash-basis method of
accounting	$0		$2,594

NOTE 5 - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment as of December 31:

	2006	2005
Land	$431,538	$397,276
Bank premises and leasehold improvements	3,730,003	3,720,286
Furniture and equipment	3,326,793	3,003,995
Capital leases - buildings	1,060,000	480,000
Construction in progress	393,666	79,692
	8,942,000	7,681,249
Accumulated depreciation and amortization	(3,635,112)	(3,540,414)
	$5,306,888	$4,140,835

NOTE 6 - DEPOSITS

The aggregate amount of time deposit accounts in denominations of $100,000 or more as of December 31, 2006 and 2005 was $18,823,823 and $13,330,686, respectively.

For time deposits as of December 31, 2006, the scheduled maturities are as follows:

2007	$50,733,666
2008	6,186,467
2009	1,650,024
2010	297,811
2011	80,664
Total	$58,948,632

Deposits from related parties held by the Bank as of December 31, 2006 and 2005 amounted to $2,927,151 and $2,438,996, respectively.

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES

Advances consist of funds borrowed from the Federal Home Loan Bank of Boston (FHLB).

The Bank’s FHLB advances of $17,200,000 at December 31, 2006 mature in 2007.

Borrowings from the FHLB are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain unencumbered investment securities and other qualified assets.

At December 31, 2006, the interest rates on FHLB advances ranged from 3.52 percent to 5.69 percent.  At December 31, 2006, the weighted average interest rate on FHLB advances was 4.98 percent.

NOTE 8 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The securities sold under agreements to repurchase as of December 31, 2006 and 2005 are securities sold on a short term basis by the Bank that have been accounted for not as sales but as borrowings.  The securities underlying these agreements consisted of debt securities issued by U. S. Government corporations and agencies.  The securities were held in the Bank's safekeeping account under the control of the Bank.  The purchasers have agreed to sell to the Bank substantially identical securities at the maturity of the agreements.

NOTE 9 - EMPLOYEE BENEFITS

The Bank has a 401(k) profit sharing plan covering all employees meeting eligibility requirements.  The employee's contribution is treated as a salary reduction and not taxed currently.  The Bank's contribution during the years ended December 31, 2006 and 2005 amounted to $112,375 and $70,673, respectively.

In 2005, the Bank adopted the Lyndonville Savings Bank and Trust Co. Non-Statutory Stock Option Plan (the “Plan”).  Under the Plan, 20,000 shares of stock of the Bank currently held as Treasury Stock on the Bank’s books may be optioned to officers and other key employees of the Bank.

The price and terms at which shares may be optioned shall be established by the Board of Directors of the Bank on the grant date, provided that such option price shall not be less than the average acquisition cost of the Bank’s Treasury Stock.  However, in the case when an optionee’s ownership in the Bank stock exceeds the limitations set forth in Section 422(b)(6) of the IRS Code, the applicable option price must be at least 110% of the fair market value of the stock on the granting date.  The Board may subsequently reduce the basic price to obtain an exercise price for a non-statutory option which takes into account any tax benefit expected to be realized by the Bank due to the exercise of the non-statutory option.

There were no options granted during 2006 and 2005.

The Bank entered into Change in Control Agreements (“Agreements”) with certain executive officers of the Bank.  In accordance with the Agreements, in the event of a change in control, as defined in the Agreements, the executive officer shall be entitled to a termination payment equal to a multiple of his/her average annual income from the Bank over the preceding five taxable years.

NOTE 10 - INCOME TAX EXPENSE

The components of income tax expense are as follows for the years ended December 31:

	2006	2005
Current taxes:
Federal	$284,173	$271,477

Deferred taxes:
Federal	(172,173)	97,823
Total income tax expense	$112,000	$369,300

The reasons for the differences between the tax at the statutory federal income tax rate and the effective tax rates are summarized as follows for the years ended December 31:

	2006	2005
	% of	% of
	Income	Income
Federal income tax at statutory rate	34.0%	34.0%
Increase (decrease) in tax resulting from:
Tax-exempt income	(21.5)	(11.7)
Dividend received deduction	(2.4)	(1.1)
Effective tax rates	10.1%	21.2%

The Bank had gross deferred tax assets and gross deferred tax liabilities as follows as of December 31:

	2006	2005
Deferred tax assets:
Allowance for loan losses	$380,571	$394,650
Interest on non-performing loans	13,268	11,659
Amortization of preferred stock premium	7,227	6,634
Capital lease adjustment	36,313
Alternative minimum tax	57,364
Unrealized holding loss on available-for-sale securities	190,416	302,405
Gross deferred tax assets	685,159	715,348

Deferred tax liabilities:
Accelerated depreciation	(79,974)	(167,056)
Deferred loan costs, net	(138)	(3,429)
Gross deferred tax liabilities	(80,112)	(170,485)
Net deferred tax asset	$605,047	$544,863

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

As of December 31, 2006, the Bank was obligated under non-cancelable operating leases for bank premises expiring between 2016 and 2021.  The total minimum rental due in future periods under the existing agreement is as follows as of December 31, 2006:

2007	$81,018
2008	81,018
2009	81,018
2010	81,018
2011	81,018
Thereafter	553,918
Total minimum lease payments	$959,008

Total rental expense amounted to $16,651 for the year ended December 31, 2006.

Capital lease obligations

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2006:

Year ending December 31:
2007	$100,982
2008	107,482
2009	110,982
2010	110,982
2011	113,482
Thereafter	1,122,284
Total minimum lease payments	1,666,194
Less amount representing interest	(695,551)
Present value of net minimum lease payments	$970,643

On August 15, 2006, the Bank entered into a commercial lease agreement with one of its directors whereby the Bank will lease the land on which a new branch will be constructed.

On December 1, 2006, the Bank entered into an operating lease with one of its directors for a ten year term.

NOTE 12 - FINANCIAL INSTRUMENTS

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans.  The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.  The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer's creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance by a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  As of December 31, 2006 and 2005, the maximum potential amount of the Bank’s obligation was $148,700 and $86,200, respectively, for financial and standby letters of credit.  The Bank’s outstanding letters of credit generally have a term of less than one year.  If a letter of credit is drawn upon, the Bank may seek recourse through the customer’s underlying line of credit.  If the customer’s line of credit is also in default, the Bank may take possession of the collateral, if any, securing the line of credit.

The estimated fair values of the Bank's financial instruments, all of which are held or issued for purposes other than trading, are as follows as of December 31:

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$5,116,255	$5,116,255	$8,295,084	$8,295,084
Interest bearing time deposit with other bank	100,000	100,000	100,000	100,000
Available-for-sale securities	33,941,908	33,941,908	36,981,796	36,981,796
Federal Home Loan Bank stock	870,200	870,200	857,100	857,100
Loans held-for-sale			320,000	324,113
Loans, net	109,461,794	107,711,000	91,272,358	90,689,000
Accrued interest receivable	766,848	766,848	664,858	664,858

Financial liabilities:
Deposits	121,702,454	122,079,000	119,436,794	119,998,000
Securities sold under agreement to repurchase	5,033,267	5,033,267	5,012,156	5,012,156
Federal Home Loan Bank advances	17,200,000	17,137,000	7,830,000	7,698,000

The carrying amounts of financial instruments shown in the above table are included in the balance sheets under the indicated captions.  Accounting policies related to financial instruments are described in Note 2.

	2006	2005
Commitments to originate loans	$1,192,510	$3,305,000
Letters of credit	148,700	86,200
Unadvanced portions of loans:
Home equity loans	4,041,158	3,303,124
Commercial lines of credit	15,196,783	15,810,779
Commercial construction	3,922,453	1,030,511
Residential construction	201,674	294,982
Total	$24,703,278	$23,830,596

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

NOTE 13 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2006 and 2005, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollar amounts in thousands)
As of December 31, 2006:
Total Capital (to Risk Weighted Assets)	$15,679	13.96%	$8,982	>8.0%	$11,228	>10.0%
Tier 1 Capital (to Risk Weighted Assets)	14,560	12.97	4,491	>4.0	6,737	>6.0
Tier 1 Capital (to Average Assets)	14,560	9.35	6,227	>4.0	7,784	>5.0

As of December 31, 2005:
Total Capital (to Risk Weighted Assets)	15,386	15.9	7,720	>8.0	9,650	>10.0
Tier 1 Capital (to Risk Weighted Assets)	14,241	14.7	3,860	>4.0	5,790	>6.0
Tier 1 Capital (to Average Assets)	14,241	9.5	5,989	>4.0	7,486	>5.0

NOTE 14 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located in Vermont.  There are no concentrations of credit to borrowers that have similar economic characteristics.  The majority of the Bank's loan portfolio is comprised of loans collateralized by real estate located in the state of Vermont.

NOTE 15 - EMPLOYEE STOCK OWNERSHIP PLAN

The Bank adopted the Lyndonville Savings Bank and Trust Company Employee Stock Ownership Plan (ESOP) effective January 1, 2000.  Employees of the Bank are eligible to participate in the ESOP if they complete one year of service and attain age 21.  Contributions to the ESOP by the Bank are discretionary.  Any such contributions will be invested primarily in the Bank’s common stock.  The Bank made no contributions to the ESOP during the years ended December 31, 2006 and 2005.  As of December 31, 2006 the ESOP held 2,288 shares of the common stock of the Bank with a market value of $41,870.  As of December 31, 2005 the ESOP held 2,288 shares of the common stock of the Bank with a market value of $40,040.

NOTE 16 - RECLASSIFICATION

Certain amounts in the prior year have been reclassified to be consistent with the current year's statement presentation.